UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

1550 East Gude Drive, Rockville, MD 20850

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS:	Trading Symbol	NAME OF EACH EXCHANGE ON WHICH REGISTERED:
Common Stock, $0.001 Par Value	SUPN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 21, 2020, the Compensation Committee of Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) recommended, and the Board of Directors approved, the grant of restricted stock units to the Company’s non-management members of the Board of Directors. These grants represent the non-stock option portion of the annual equity grants to such persons. The Compensation Committee also recommended, and the Board of Directors approved, the grant of performance share units to Jack A. Khattar, President and Chief Executive Officer of the Company. These grants represent the non-stock option portion of the annual equity grants to Mr. Khattar. The form of restricted stock unit award agreement for non-management members of the Board of Directors, and the form of performance share unit award agreement for Mr. Khattar, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 25, 2020, the Company issued a press release regarding its financial results for the fourth quarter and full year ended December 31, 2019. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

As previously announced, Supernus hosted a conference call at 9:00 a.m. Eastern Time on Wednesday, February 26, 2020, to present the financial results. A live webcast is available at www.supernus.com. The webcast will be archived on the Company’s website for 60 days following the live call.

The information in this Item 2.02 (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Modification of Compensatory Arrangements with Executive Officers

On February 21, 2020, the Company’s Compensation Committee recommended, and the Board of Directors approved, modifications of the compensation of its executive officers, as follows:

The annual base salary of Jack A. Khattar, the Company’s President and Chief Executive Officer, was increased from $812,000 to $836,400.  Mr. Khattar was awarded a 2019 bonus of $593,800 and was granted options to purchase 281,250 shares of common stock and 46,875 performance share units, which will vest depending upon the level of achievement of specified performance goals. In addition, Mr. Khattar’s bonus target for 2020 is unchanged from 2019 and is 75% of his base salary.

The annual base salary of Gregory S. Patrick, the Company’s Senior Vice President and Chief Financial Officer, was increased from $383,000 to $400,000.  Mr. Patrick was awarded a 2019 bonus of $145,400 and was granted options to purchase 50,000 shares of common stock. Mr. Patrick’s bonus target for 2020 is unchanged from 2019 and is 40% of his base salary.

The annual base salary of Stefan K.F. Schwabe, M.D., Ph.D., the Company’s Executive Vice President and Chief Medical Officer, was increased from $401,000 to $413,000.  Dr. Schwabe was awarded a 2019 bonus of $150,900 and was granted options to purchase 50,000 shares of common stock. Dr. Schwabe’s bonus target for 2020 is unchanged from 2019 and is 40% of his base salary.

The annual base salary of Padmanabh P. Bhatt, Ph.D., the Company’s Senior Vice President, Intellectual Property and Chief Scientific Officer, was increased from $380,000 to $391,400.  Dr. Bhatt was awarded a 2019 bonus of $131,000 and was granted options to purchase 35,000 shares of common stock. Dr. Bhatt’s bonus target is unchanged from 2019 and is 35% of his base salary.

The annual base salary of Tami T. Martin, R.N., Esq., the Company’s Senior Vice President, Regulatory Affairs, was increased from $316,900 to $326,400.  Ms. Martin was awarded a 2019 bonus of $91,400 and was granted options to purchase 22,000 shares of common stock. Ms. Martin’s bonus target increased from 30% of her base salary in 2019 to 35% of her base salary in 2020.

 The annual base salary of Frank Mottola, the Company’s Senior Vice President, Quality, GMP Operations and IT, was increased from $293,200 to $316,700.  Mr. Mottola was awarded a 2019 bonus of $86,600 and was granted options to purchase 22,000 shares of common stock. Mr. Mottola’s bonus target increased from 30% of his base salary in 2019 to 35% of his base salary in 2020.

These increases were the result of the Compensation Committee’s annual compensation review for executive officers.  These increases in annual base salary became effective on January 1, 2020, and are consistent with the Company’s industry peer group and were recommended to the Compensation Committee by Radford, its independent compensation consulting company.

Vesting for all stock option grants will occur annually in equal increments over a four year period. The exercise price for the executive officer option grants is $23.99 per share, based on the closing price of February 21, 2020, the date of approval of the grants by the Compensation Committee and full Board of Directors. All other terms and conditions of the Company’s compensatory arrangements with these executive officers remain unchanged.

Item 8.01	Other Events

On February 25, 2020, the Company issued a press release announcing results from one of its Phase III studies of SPN-810 for the treatment of Impulsive Aggression (“IA”) in attention deficit hyperactivity disorder (“ADHD”) patients 6 to 11 years old. The Phase III P302 trial, a randomized, double-blind, placebo controlled, multicenter, parallel group clinical trial in patients diagnosed with ADHD, did not meet its primary endpoint. Patients receiving SPN-810 36mg showed a median percent reduction of 51.3% in the average weekly frequency of impulsive aggression episodes from baseline that was not statistically significant (p= 0.961) compared to placebo. Consistent with the P301 trial, the drug was safe and well tolerated. The Company will halt all development activities on SPN-810 in IA. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 26, 2020, the Company issued a press release announcing that the Company’s management will present a Company overview and update, as well as host investor meetings, at the 40th Annual Cowen Health Care Conference in Boston, MA on March 2, 2020. A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

On February 27, 2020 the Company changed its principal executive office address from 1550 East Gude Drive, Rockville, MD 20850 to 9715 Key West Avenue, Rockville MD 20850.

This Current Report on Form 8-K contains “forward-looking statements” that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except for Supernus’ ongoing obligations to disclose material information under the federal securities laws, Supernus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which Supernus competes, the forward-looking statements of Supernus contained in this Current Report on Form 8-K are also subject to various risks and uncertainties, including those set forth in Item 1A, “Risk Factors,” in Supernus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which the Company filed on March 1, 2019 and the Quarterly Report on Form 10-Q for the quarter period ended March 31, 2019, which the Company filed on May 10, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1+ – Form of Restricted Stock Unit Award Agreement for Non-Management Directors, issued under the Supernus Pharmaceuticals, Inc., 2012 Equity Incentive Plan, as amended, for grants made to non-management directors, filed herewith as an Exhibit to Item 1.01 hereof.

Exhibit 10.2+ – Form of Performance Share Unit Award Agreement, issued under the Amended and Restated Stock Incentive Plan, for grants made to Jack A. Khattar, filed herewith as an Exhibit pursuant to Item 1.01 hereof.

Exhibit 99.1 – Press Release Dated February 25, 2020, furnished as an Exhibit pursuant to Item 2.02 hereof.

Exhibit 99.2 – Press Release Dated February 26, 2020, furnished as an Exhibit pursuant to Item 8.01 hereof.

Exhibit 104 – The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

 + Indicates a management contract or compensatory plan, contract or arrangement in which directors or officers participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: February 27, 2020	By:	/s/Gregory S. Patrick
Gregory S. Patrick
Senior Vice-President and Chief Financial Officer